Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2012 FINANCIAL RESULTS

ITASCA, IL, May 1, 2012 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended March 31, 2012. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 5.

“Our positive operating momentum continued in the first quarter of 2012 despite it being seasonally our smallest quarter. Coming off a strong finish in 2011, we are pleased to see another quarter of strong organic growth, improved adjusted EBITDAC margins and improved adjusted diluted net earnings per share,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Our combined Brokerage and Risk Management segments posted 18% growth in adjusted total revenues, 4.6% organic growth in commission, fee and supplemental commission revenues, 23% growth in adjusted EBITDAC and 12% growth in adjusted diluted net earnings per share.”

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Our Brokerage segment had an excellent quarter. Adjusted total revenues were up 22%, organic commission, fee and supplemental commission revenues grew 3.5%, adjusted EBITDAC was up 27% and adjusted diluted net earnings per share increased 13%. We also completed 12 acquisitions with annualized revenues of $30.6 million.

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Our Risk Management segment had an outstanding quarter. Adjusted total revenues were up 8%, organic fees were up 7.0%, adjusted EBITDAC was up 15% and adjusted diluted net earnings per share were up 11%.

“We are seeing further evidence of market firming and our customers’ businesses are showing growth. Our sales and support teams are delivering excellent client service; our M&A pipeline is full of outstanding prospects; our operational improvement teams continue to make strides in improving productivity and quality; and our culture is thriving across our global enterprise.”

The following provides non-GAAP information that management believes is helpful when comparing 2012 revenues, EBITDAC and diluted net earnings (loss) per share with the same period in 2011:

Quarter Ended March 31

	Revenues			EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	1st Q 12	1st Q 11	Chg	1st Q 12	1st Q 11	Chg	1st Q 12	1st Q 11	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$384.6	$316.3	22%	$64.3	$50.8	27%	$0.18	$0.16	13%
Gains on book sales	0.7	1.1		0.7	1.1		—	—
Heath Lambert integration costs	—	—		(4.0)	—		(0.02)	—
Workforce related charges	—	—		(2.8)	(1.5)		(0.01)	(0.01)
Acquisition related adjustments	—	—		—	—		—	0.01

Brokerage, as reported	385.3	317.4		58.2	50.4		0.15	0.16

Risk Management, as adjusted	141.3	130.6	8%	23.6	20.5	15%	0.10	0.09	11%
GAB Robins integration costs	—	—		—	(4.2)		—	(0.02)
Workforce & lease termination	—	—		—	(1.1)		—	(0.01)

Risk Management, as reported	141.3	130.6		23.6	15.2		0.10	0.06

Total Brokerage & Risk Management, as reported	526.6	448.0		81.8	65.6		0.25	0.22
Corporate, as reported	20.2	(0.6)		(5.4)	(7.3)		(0.01)	(0.08)

Total Company, as reported	$546.8	$447.4		$76.4	$58.3		$0.24	$0.14

Total Brokerage & Risk Management, as adjusted	$525.9	$446.9	18%	$87.9	$71.3	23%	$0.28	$0.25	12%

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Brokerage Segment First Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing certain components of 2012 organic revenues with the same period in 2011 (in millions):

	1st Q 12	1st Q 11
Commissions and Fees
Commissions as reported	$272.0	$225.7
Fees as reported	75.1	59.1
Less commissions and fees from acquisitions	(56.0)	—
Less disposed of operations	—	(2.7)
Levelized foreign currency translation	—	(0.1)

Organic commissions and fees	$291.1	$282.0

Organic change in commissions and fees	3.2%

Supplemental Commissions
Supplemental commissions as reported	$17.1	$13.5
Less supplemental commissions from acquisitions	(2.7)	—
Less disposed of operations	—	(0.3)

Organic supplemental commissions	$14.4	$13.2

Organic change in supplemental commissions	9.1%

Contingent Commissions
Contingent commissions as reported	$19.0	$16.8
Less contingent commissions from acquisitions	(2.4)	—

Organic contingent commissions	$16.6	$16.8

Organic change in contingent commissions	-1.2%

•	The following is a summary of brokerage acquisition activity for 2012 and 2011:

	1st Q 12	1st Q 11
Shares issued for acquisitions and earnouts	2,472,000	902,000
Number of acquisitions closed	12	4
Annualized revenues acquired (in millions)	$30.6	$27.2

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Adjusted first quarter compensation ratio shown on page 7 was 0.5 pts lower than the same period in 2011. This ratio was primarily impacted by headcount controls of 1.0 pts, partially offset by increased employee benefits of 0.4 pts.

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Adjusted first quarter operating expense ratio shown on page 7 was 0.1 pts lower than the same period in 2011. This ratio was impacted by a reduction in business insurance of 0.7 pts and rent savings of 0.6 pts, partially offset by increased professional fees of 0.6 pts and the impact of the Heath Lambert acquisition of 0.5 pts.

•	The following provides non-GAAP information that management believes is helpful when comparing 2012 EBITDAC and Adjusted EBITDAC to the same period in 2011 (in millions):

	1st Q 12	1st Q 11
Total EBITDAC—see page 7 for computation	$58.2	$50.4
Gains from books of business sales	(0.7)	(1.1)
Heath Lambert integration costs	4.0	—
Workforce related charges	2.8	1.5

Adjusted EBITDAC	$64.3	$50.8

Adjusted EBITDAC change	26.6%

Adjusted EBITDAC margin	16.7%	16.1%

Adjusted EBITDAC margin excluding Heath Lambert*	17.1%	16.1%

*	Until the integration process is completed in 2013, we expect the Heath Lambert operations will reduce the overall Brokerage Segment adjusted EBITDAC margins.

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Risk Management Segment First Quarter Highlights

•	The following provides non-GAAP information that management believes is helpful when comparing 2012 organic fee revenues with the same period in 2011 (in millions):

	1st Q 12	1st Q 11
Domestic and international fees	$132.4	$123.6
International performance bonus fees	4.3	3.0
Adjusting fees related to international natural disasters	3.8	3.3

Fees as reported	140.5	129.9
Less fees from acquisitions	(0.7)	—
Levelized foreign currency translation	—	0.7

Organic fees	$139.8	$130.6

Organic change in fees	7.0%

Organic change in domestic and international fees only	6.0%

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Adjusted first quarter compensation ratio shown on page 7 was 0.1 pts higher than the same period in 2011. This ratio was primarily impacted by increased incentive compensation of 0.9 pts, partially offset by headcount controls of 0.8 pts.

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Adjusted first quarter operating expense ratio shown on page 7 was 1.2 pts lower than the same period in 2011. This ratio was impacted by reductions in business insurance of 0.6 pts and office expenses of 0.5 pts.

•	The following provides non-GAAP information that management believes is helpful when comparing 2012 EBITDAC and Adjusted EBITDAC to the same period in 2011 (in millions):

	1st Q 12	1st Q 11
Total EBITDAC—see page 7 for computation	$23.6	$15.2
Workforce related charges	—	0.9
Lease termination related charges	—	0.2
GAB Robins integration costs	—	4.2

Adjusted EBITDAC	$23.6	$20.5

Adjusted EBITDAC change	15.1%

Adjusted EBITDAC margin	16.7%	15.7%

Corporate Segment First Quarter Highlights

The following provides non-GAAP information that management believes is helpful when comparing 2012 operating results for the Corporate Segment with the same period in 2011 (in millions):

	2012			2011
1st Quarter	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
Interest and banking costs	$(11.3)	$4.5	$(6.8)	$(10.3)	$4.1	$(6.2)
Clean energy related	(2.2)	9.4	7.2	(2.6)	2.2	(0.4)
Acquisition costs	(0.6)	0.1	(0.5)	(1.7)	0.5	(1.2)
Corporate	(2.0)	0.8	(1.2)	(2.3)	0.7	(1.6)

	$(16.1)	$14.8	$(1.3)	$(16.9)	$7.5	$(9.4)

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Corporate Segment First Quarter Highlights (continued)

Debt, interest and banking—Gallagher has $675.0 million of long-term borrowings outstanding under three private placement agreements, which are due and payable in various amounts in 2014 through 2023. Gallagher also maintains an unsecured line of credit of $500.0 million that expires July 14, 2014. There were $92.0 million of borrowings outstanding under Gallagher’s line of credit facility at March 31, 2012.

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Clean energy investments—Gallagher holds investment positions in 14 commercial clean coal production plants that were built and first began production in 2009 (the 2009 Era Plants). These plants qualify for tax credits under Section 45 of the Internal Revenue Code which pass through in proportion to Gallagher’s ownership level.

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Gallagher holds minority investment positions in 12 of the 2009 Era Plants which are producing refined coal under long-term agreements with utilities. At March 31, 2012, Gallagher’s net carrying value of these investments was $8.6 million and collectively they could generate approximately $4.3 million of net after-tax earnings per quarter through 2019.

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Gallagher is currently seeking co-investors and long-term utility customers for the other two 2009 Era Plants. After co-investors’ fundings, Gallagher intends to hold minority investment positions in these investments. At March 31, 2012, Gallagher’s net carrying value of these investments was $1.5 million. Gallagher estimates that it will invest an additional net $2.0 million to connect and house each of these plants prior to the resumption of production. Gallagher cannot predict when these plants will resume production of refined coal or the amount of refined coal that will ultimately be produced.

Gallagher holds investment positions in 15 commercial clean coal production plants that were built and first began producing refined coal in fourth quarter 2011 (the 2011 Era Plants). These plants also qualify for tax credits under Section 45 of the Internal Revenue Code which pass through in proportion to Gallagher’s ownership level.

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Gallagher holds minority investment positions in five of the 2011 Era Plants which are producing refined coal under long-term agreements with utilities. At March 31, 2012, Gallagher’s net carrying value of these investments was $10.4 million and collectively they could, after ramp-up, generate for Gallagher approximately $8.0 million of net after-tax earnings per quarter through 2021.

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Gallagher has non-binding agreements in principle with a utility and co-investors for one of the majority-owned 2011 Era Plants. This plant is expected to resume production of refined coal in the third quarter of 2012. At March 31, 2012, Gallagher’s net carrying value of this investment was $0.9 million. Gallagher estimates that it will invest an additional net $2.0 million to connect and house this plant prior to the resumption of production. Once production resumes, after ramp-up, it could generate for Gallagher approximately $1.7 million of net after-tax earnings per quarter through 2021.

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Gallagher is currently seeking co-investors and long-term utility customers for the other nine 2011 Era Plants. After co-investors’ fundings, Gallagher intends to hold minority investment positions in these investments. At March 31, 2012, Gallagher’s net carrying value of these investments was $8.6 million. Gallagher estimates that it will invest an additional net $2.0 million to connect and house each of these plants prior to the resumption of production. Gallagher cannot predict when these plants will resume production of refined coal or the amount of refined coal that will ultimately be produced.

Gallagher holds a 42% controlling interest in Chem-Mod, LLC which possesses rights, information and technologies used for the reduction of unwanted emissions created during the combustion of coal. The clean coal production plants discussed above, as well as other unrelated parties, license and use Chem-Mod’s technologies in the production of refined fuel. Based on current production estimates provided by licensees, Chem-Mod could ramp-up in the second and third quarters and ultimately generate for Gallagher approximately $2.5 million of net after-tax earnings per quarter starting in the fourth quarter of 2012.

Please note that all estimates set forth above regarding the future quarterly earnings impact of our clean-energy investments are subject to significant risks, including those referred to below under “Information Regarding Forward-Looking Statements.”

•	Acquisition costs—Consists of professional fees and other due diligence costs related to acquisitions.

•	Corporate—Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments as if those segments were computing income tax provisions on a separate company basis. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 38% to 40% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarter ended March 31, 2012 and 2011 was 13.5% and 35.3%, respectively. Gallagher’s tax rate for first quarter 2012 was lower than the same period in 2011 and the statutory rate due to the impact of IRC Section 45 tax credits earned in 2012.

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Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, May 2, 2012 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 17 countries and offers client-service capabilities in more than 110 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding investment returns generated by Gallagher’s clean energy investments (which own commercial clean coal plants), our corporate income tax rate, the future revenue and earnings impact of recent acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

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Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, and the difficulties inherent in combining the cultures and systems of different companies could impact the future revenue and earnings impact of recent acquisitions, drivers of organic growth in the Brokerage and Risk Management segments and anticipated future results or performance of any segment or the Company as a whole; and

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Uncertainties related to Gallagher’s IRC clean energy investments (which own commercial clean coal plants) – including uncertainties related to (i) political and regulatory risks, including potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward, (ii) maintenance of long-term permits needed to operate the plants, (iii) the ability to find new operating sites, if necessary, (iv) the ability to maintain and find co-investors, (v) utilities’ future use of, or demand for, coal, (vi) plant operational risks, including supply-chain risks, (vii) the potential for divergent business objectives by co-investors and other stakeholders, (viii) intellectual property risks, and (ix) environmental risks – all could impact Gallagher’s investment returns generated by its clean energy investments, or result in investment write-offs, and could also impact Gallagher’s future corporate tax rate.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert, Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, organic change in commission, fee and supplemental commission revenues, adjusted revenues, expenses and net earnings, adjusted compensation expense ratio and adjusted operating expense ratio. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation—Gallagher believes that the adjusted presentation of 2012 and 2011 statements of earnings, presented on the following pages, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

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Adjusted revenues, expenses and net earnings—Gallagher defines these measures as revenues, expenses (including compensation expense and operating expense) and net earnings, respectively, each adjusted to exclude gains realized from sales of books of business, workforce related charges, lease termination related charges, acquisition related integration costs, litigation settlements and adjustments to the change in estimated acquisition earnout payables, as applicable. Acquisition related integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

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Adjusted ratios—Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures—Gallagher believes that each of EBITDAC, EBITDAC margin, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert, and Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC—Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin—Gallagher defines this measure as EBITDAC divided by total revenues.

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Adjusted EBITDAC—Gallagher defines this measure as EBITDAC adjusted to exclude gains realized from sales of books of business, earnout related compensation charges, workforce related charges, lease termination related charges, acquisition related integration costs, litigation settlements and the period-over-period impact of foreign currency translation.

•	Adjusted EBITDAC margin—Gallagher defines this measure as Adjusted EBITDAC divided by total revenues, as adjusted to exclude gains realized from sales of books of business.

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Adjusted EBITDAC margin excluding Heath Lambert—Gallagher defines this measure as Adjusted EBITDAC further adjusted to exclude the EBITDAC associated with the acquired Heath Lambert operations divided by total revenues, as adjusted to exclude gains realized from sales of books of business and the revenues associated with the acquired Heath Lambert operations.

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Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments—Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of gains realized from sales of books of business, workforce related charges, lease termination related charges, acquisition related integration costs, litigation settlements and adjustments to change in estimated acquisition earnout payables divided by diluted weighted average shares outstanding.

Organic Revenues—Organic change in commission, fee and supplemental commission revenues excludes the first twelve months of net commission, fee and supplemental commission revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying 2012 foreign exchange rates to the same periods in 2011.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that will be continuing in 2012 and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows financial statement users to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures—This press release includes tabular reconciliations to the most comparable GAAP measures for adjusted revenues, expenses and net earnings, EBITDAC (on pages 7 and 8), for Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted EBITDAC margin excluding Heath Lambert (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments), for Diluted Net Earnings Per Share (As Adjusted) for the Brokerage and Risk Management segments (on page 1), and for organic change in commission, fee and supplemental commission revenues (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC—1st Qtr Ended March 31,

(Unaudited—in millions except per share, percentage and workforce data)

	1st Qtr Ended March 31, 2012			1st Qtr Ended March 31, 2011
Brokerage Segment	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Commissions	$272.0	$—	$272.0	$225.7	$—	$225.7
Fees	75.1	—	75.1	59.1	—	59.1
Supplemental commissions (1)	17.1	—	17.1	13.5	—	13.5
Contingent commissions (1)	19.0	—	19.0	16.8	—	16.8
Investment income and gains realized on books of business sales	2.1	(0.7)	1.4	2.3	(1.1)	1.2

Revenues	385.3	(0.7)	384.6	317.4	(1.1)	316.3

Compensation	257.1	(5.6)	251.5	210.0	(1.5)	208.5
Operating	70.0	(1.2)	68.8	57.0	—	57.0
Depreciation	5.7	—	5.7	4.7	—	4.7
Amortization	20.5	—	20.5	15.8	—	15.8
Change in estimated acquisition earnout payables	2.5	(0.1)	2.4	0.8	1.2	2.0

Expenses	355.8	(6.9)	348.9	288.3	(0.3)	288.0

Earnings before income taxes	29.5	6.2	35.7	29.1	(0.8)	28.3
Provision for income taxes	11.8	2.5	14.3	11.4	(0.3)	11.1

Net earnings	$17.7	$3.7	$21.4	$17.7	$(0.5)	$17.2

Diluted net earnings per share	$0.15	$0.03	$0.18	$0.16	$—	$0.16
Growth in diluted earnings per share	-6%		13%	-30%		14%
Growth—revenues	21%		22%	4%		10%
Organic change in commissions and fees	3%		3%	2%		2%
Compensation expense ratio	67%		65%	66%		66%
Operating expense ratio	18%		18%	18%		18%
Effective tax rate	40%		40%	39%		39%
Workforce at end of period (includes acquisitions)	7,987		7,987	6,324		6,324
EBITDAC
Net earnings	$17.7	$3.7	$21.4	$17.7	$(0.5)	$17.2
Provision for income taxes	11.8	2.5	14.3	11.4	(0.3)	11.1
Depreciation	5.7	—	5.7	4.7	—	4.7
Amortization	20.5	—	20.5	15.8	—	15.8
Change in estimated acquisition earnout payables	2.5	(0.1)	2.4	0.8	1.2	2.0

EBITDAC	$58.2	$6.1	$64.3	$50.4	$0.4	$50.8

EBITDAC margin	15%		17%	16%		16%
EBITDAC Growth	15%		27%	-15%		14%

	1st Qtr Ended March 31, 2012			1st Qtr Ended March 31, 2011
Risk Management Segment	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Fees	$140.5	$—	$140.5	$129.9	$—	$129.9
Investment income	0.8	—	0.8	0.7	—	0.7

Revenues	141.3	—	141.3	130.6	—	130.6

Compensation	85.4	—	85.4	82.7	(4.0)	78.7
Operating	32.3	—	32.3	32.7	(1.3)	31.4
Depreciation	3.9	—	3.9	3.3	—	3.3
Amortization	0.6	—	0.6	0.6	—	0.6

Expenses	122.2	—	122.2	119.3	(5.3)	114.0

Earnings before income taxes	19.1	—	19.1	11.3	5.3	16.6
Provision for income taxes	7.4	—	7.4	4.4	2.1	6.5

Net earnings	$11.7	$—	$11.7	$6.9	$3.2	$10.1

Diluted net earnings per share	$0.10	$—	$0.10	$0.06	$0.03	$0.09
Growth in diluted earnings per share	67%		11%	-33%		0%
Growth—revenues	8%		8%	18%		18%
Organic change in fees	7%		7%	6%		6%
Compensation expense ratio	60%		60%	63%		60%
Operating expense ratio	23%		23%	25%		24%
Effective tax rate	39%		39%	39%		39%
Workforce at end of period (includes acquisitions)	4,256		4,256	4,281		4,281
EBITDAC
Net earnings	$11.7	$—	$11.7	$6.9	$3.2	$10.1
Provision for income taxes	7.4	—	7.4	4.4	2.1	6.5
Depreciation	3.9	—	3.9	3.3	—	3.3
Amortization	0.6	—	0.6	0.6	—	0.6

EBITDAC	$23.6	$—	$23.6	$15.2	$5.3	$20.5

EBITDAC margin	17%		17%	12%		16%
EBITDAC Growth	55%		15%	-18%		10%

See “Information Regarding Non-GAAP Measures” on page 5 of 9 and notes to first quarter 2012 earnings release on page 9 of 9.

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Arthur J. Gallagher & Co.

Reported and Adjusted Statement of Earnings and EBITDAC—1st Qtr Ended March 31,

(Unaudited—in millions except share and per share data)

	1st Qtr Ended March 31, 2012			1st Qtr Ended March 31, 2011
Corporate Segment	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Revenues from consolidated clean coal facilities	$15.7	$—	$15.7	$—	$—	$—
Royalty income from clean coal licenses	5.3	—	5.3	—	—	—
Income (loss) from unconsolidated clean coal facilities	(0.9)	—	(0.9)	(1.1)	—	(1.1)
Other net revenues	0.1	—	0.1	0.5	—	0.5

Revenues	20.2	—	20.2	(0.6)	—	(0.6)

Cost of revenues from consolidated clean coal facilities	17.7	—	17.7	—	—	—
Compensation	1.9	—	1.9	2.4	—	2.4
Operating	6.0	—	6.0	4.3	—	4.3
Interest	10.6	—	10.6	9.5	—	9.5
Depreciation	0.1	—	0.1	0.1	—	0.1

Expenses	36.3	—	36.3	16.3	—	16.3

Loss before income taxes	(16.1)	—	(16.1)	(16.9)	—	(16.9)
Benefit for income taxes	(14.8)	—	(14.8)	(7.5)	—	(7.5)

Net loss	$(1.3)	$—	$(1.3)	$(9.4)	$—	$(9.4)

Diluted net loss per share	$(0.01)	$—	$(0.01)	$(0.08)	$—	$(0.08)
EBITDAC
Net loss	$(1.3)	$—	$(1.3)	$(9.4)	$—	$(9.4)
Benefit for income taxes	(14.8)	—	(14.8)	(7.5)	—	(7.5)
Interest	10.6	—	10.6	9.5	—	9.5
Depreciation	0.1	—	0.1	0.1	—	0.1

EBITDAC	$(5.4)	$—	$(5.4)	$(7.3)	$—	$(7.3)

	1st Qtr Ended March 31, 2012			1st Qtr Ended March 31, 2011
Total Company	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Commissions	$272.0	$—	$272.0	$225.7	$—	$225.7
Fees	215.6	—	215.6	189.0	—	189.0
Supplemental commissions (1)	17.1	—	17.1	13.5	—	13.5
Contingent commissions (1)	19.0	—	19.0	16.8	—	16.8
Investment income and gains realized on books of business sales	2.9	(0.7)	2.2	3.0	(1.1)	1.9
Revenues from clean coal activities	20.1	—	20.1	(1.1)	—	(1.1)
Other net revenues—Corporate	0.1	—	0.1	0.5	—	0.5

Revenues	546.8	(0.7)	546.1	447.4	(1.1)	446.3

Compensation	344.4	(5.6)	338.8	295.1	(5.5)	289.6
Operating	108.3	(1.2)	107.1	94.0	(1.3)	92.7
Cost of revenues from clean coal activities	17.7	—	17.7	—	—	—
Interest	10.6	—	10.6	9.5	—	9.5
Depreciation	9.7	—	9.7	8.1	—	8.1
Amortization	21.1	—	21.1	16.4	—	16.4
Change in estimated acquisition earnout payables	2.5	(0.1)	2.4	0.8	1.2	2.0

Expenses	514.3	(6.9)	507.4	423.9	(5.6)	418.3

Earnings before income taxes	32.5	6.2	38.7	23.5	4.5	28.0
Provision for income taxes	4.4	2.5	6.9	8.3	1.8	10.1

Net earnings	$28.1	$3.7	$31.8	$15.2	$2.7	$17.9

Diluted net earnings per share	$0.24	$0.03	$0.27	$0.14	$0.02	$0.16

Dividends declared per share	$0.34		$0.34	$0.33		$0.33

EBITDAC
Net earnings	$28.1	$3.7	$31.8	$15.2	$2.7	$17.9
Provision for income taxes	4.4	2.5	6.9	8.3	1.8	10.1
Interest	10.6	—	10.6	9.5	—	9.5
Depreciation	9.7	—	9.7	8.1	—	8.1
Amortization	21.1	—	21.1	16.4	—	16.4
Change in estimated acquisition earnout payables	2.5	(0.1)	2.4	0.8	1.2	2.0

EBITDAC	$76.4	$6.1	$82.5	$58.3	$5.7	$64.0

See “Information Regarding Non-GAAP Measures” on page 5 of 9 and notes to first quarter 2012 earnings release on page 9 of 9.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited—in millions except per share data)

	Mar 31, 2012	Dec 31, 2011
Cash and cash equivalents	$301.8	$291.2
Restricted cash	677.8	692.5
Premiums and fees receivable	1,080.1	1,027.1
Other current assets	165.3	188.6

Total current assets	2,225.0	2,199.4
Fixed assets—net	95.7	91.3
Deferred income taxes	236.5	240.2
Other noncurrent assets	251.5	235.8
Goodwill—net	1,195.6	1,155.3
Amortizable intangible assets—net	598.4	561.5

Total assets	$4,602.7	$4,483.5

Premiums payable to insurance and reinsurance companies	$1,638.1	$1,621.9
Accrued compensation and other accrued liabilities	214.6	304.1
Unearned fees	73.6	69.7
Other current liabilities	25.9	67.9
Corporate related borrowings—current	92.0	10.0

Total current liabilities	2,044.2	2,073.6
Corporate related borrowings—noncurrent	675.0	675.0
Other noncurrent liabilities	526.9	491.3

Total liabilities	3,246.1	3,239.9

Stockholders’ equity:
Common stock—issued and outstanding	118.3	114.7
Capital in excess of par value	803.8	693.2
Retained earnings	470.5	482.9
Accumulated other comprehensive loss	(36.0)	(47.2)

Total stockholders’ equity	1,356.6	1,243.6

Total liabilities and stockholders' equity	$4,602.7	$4,483.5

OTHER INFORMATION	1st Q Ended Mar 31, 2012	1st Q Ended Mar 31, 2011
Basic weighted average shares outstanding (000s)	116,376	109,265
Diluted weighted average shares outstanding (000s)	117,849	110,315
Common shares repurchased (000s)	—	9
Common shares issued for acquisitions and earnouts (000s)	2,472	902
Number of acquisitions closed	12	4
Annualized revenues acquired (in millions)	$30.6	$27.2
Workforce at end of period (includes acquisitions)	12,532	10,845

Notes to First Quarter 2012 Earnings Release

(1)	Reported supplemental commission revenues recognized in 2012, 2011 and 2010 by quarter are shown in the financial supplement. As previously disclosed, many insurance carriers now provide sufficient information for Gallagher to recognize supplemental commission revenues on a quarterly basis for a majority of its 2012, 2011 and 2010 supplemental commission arrangements. However, in 2009 and prior years, most carriers only provided this information on an annual basis after the end of the contract period. Accordingly, the 2010 amounts reported in the table include both a full year of 2009 supplemental commission revenues and 2010 supplemental commission revenues that were recognized by Gallagher on a quarterly basis. This situation did not occur again in 2011 or 2012 and should not occur in 2013 or later years as Gallagher anticipates that most of the carriers will continue to provide information on a quarterly basis sufficient to allow recognition of revenues in a similar manner in future quarters. The reported and adjusted supplemental commissions for 2012, 2011 and 2010 are as follows (in millions):

	Q1	Q2	Q3	Q4	Full Year
2012
Reported supplemental commissions	$17.1				$17.1
Reported contingent commissions	19.0				19.0

Reported supplemental and contingent commissions	$36.1				$36.1

2011
Reported supplemental commissions	$13.5	$14.0	$14.5	$14.0	$56.0
Reported contingent commissions	16.8	7.9	9.9	3.5	38.1

Reported supplemental and contingent commissions	$30.3	$21.9	$24.4	$17.5	$94.1

2010
Reported supplemental commissions	$27.9	$10.6	$10.2	$12.1	$60.8
Adjustment as if supplemental commission information was provided on a quarterly basis	(14.7)	—	—	—	(14.7)

Adjusted supplemental commissions	13.2	10.6	10.2	12.1	46.1
Reported contingent commissions	15.5	8.7	9.5	3.1	36.8

Adjusted supplemental and reported contingent commissions	$28.7	$19.3	$19.7	$15.2	$82.9

Contact: Marsha Akin

Director—Investor Relations

630-285-3501 or marsha_akin@ajg.com

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